EXHIBIT 13.1(b)
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                    FEDERAL DEPOSIT INSURANCE CORPORATION

                           Washington, D. C. 20006


                                  FORM  F-3

                                CURRENT REPORT

                           UNDER SECTION 13 OF THE

                       SECURITIES EXCHANGE ACT OF 1934



For the month of        February 1996        FDIC Certificate Number   19353
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                Lafayette American Bank and Trust Company
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(Exact name of bank as specified in its charter)




            Connecticut                               06-0795235
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(State of incorporation)                  (IRS Employer Identification No.)




1087 Broad Street, Bridgeport, Connecticut                06604
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(Address of principal executive offices)                (Zip Code)





Bank's telephone number, including area code     (203)  336-6200
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Item 12.  Other Materially Important Events
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On February 6, 1996, Lafayette American Bank and Trust Company ("Lafayette
American") announced a strategic alliance, through merger, with HUBCO, Inc., a New Jersey based bank holding company.

Under the proposed merger, which is subject to various conditions including regulatory approvals and approval by the shareholders of both Lafayette American and HUBCO, each share of Lafayette American common stock will convert into 0.588 of a share of HUBCO common stock. Under the merger agreement, HUBCO will have an option to purchase 2,400,000 shares of Lafayette American's common stock at $10.75 per share, which option is exercisable in certain circumstances. The proposed transaction is expected to close in the second or third quarter of 1996.


Item 13.  Financial Statements and Exhibits
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              (b)  Exhibits:

                   A copy of the Agreement and Plan of Merger is attached
                   as Exhibit A.
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                                  SIGNATURE
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Under the requirements of the Securities and Exchange Act of 1934, the Bank
has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                 Lafayette American Bank and Trust Company
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                                   (Bank)




Dated:   February 9, 1996               By:
                                           -------------------------------
                                           Phillip J. Mucha
                                           Executive Vice President and
                                           Chief Financial Officer